UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 220-6814

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in the Current Report on Form 8-K filed by Signing Day Sports, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”), on October 10, 2024, on October 10, 2024, at a special meeting of the stockholders of the Company (the “October 2024 Stockholders Meeting”), the stockholders of the Company approved a proposal to approve one or more amendments of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect one or more reverse stock splits of the Company’s common stock, at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-100, inclusive, as determined by the board of directors of the Company (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”.

On November 5, 2024, the Board unanimously approved a 1-for-48 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share (“common stock”), effective on November 16, 2024 (the “Effective Date”). On November 6, 2024, the Company issued a press release to announce the Reverse Stock Split. On November 14, 2024, the Company filed a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation providing for the Reverse Stock Split (the “Certificate of Amendment”), and that the Certificate of Amendment would become effective at 12:01 a.m. Eastern Standard Time on the Effective Date. The Certificate of Amendment, and the Reverse Stock Split, became effective on the Effective Date.

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to ensure compliance with the continued listing standards of NYSE American LLC (“NYSE American”), which require a reverse stock split of a listed company’s common stock selling for a substantial period of time at a low price per share.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split became effective as of 12:01 a.m. Eastern Standard Time on the Effective Date. The common stock will begin trading on a split-adjusted basis on the NYSE American when the market opens on November 18, 2024, under the existing trading symbol “SGN”. The CUSIP number for the common stock will change to 82670R 305.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the common stock held by each stockholder automatically converted into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) forty-eight (48). No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company issued one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 48, and multiplying the exercise or conversion price thereof by 48, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments were also made to the number of shares issued and issuable under the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan.

Non-Certificated Shares; Certificated Shares. Securities Transfer Corporation is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders who are holding their shares in electronic form at brokerage firms also do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

State Filing. Pursuant to Section 242 of the Delaware General Corporation Law, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware on November 14, 2024 to effectuate the Reverse Stock Split. The Certificate of Amendment became effective at 12:01 a.m. Eastern Standard Time on the Effective Date. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Stockholder Approval. During the October 2024 Stockholders Meeting, the Company’s stockholders approved the Reverse Stock Split Proposal, which authorized the Board to approve one or more amendments of the Certificate of Incorporation to effect one or more reverse stock splits of the common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-for-100, inclusive, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments. Pursuant to such stockholder approval, on November 5, 2024, the Board unanimously approved the Reverse Stock Split.

Capitalization. Prior to the Reverse Stock Split, there were 27,680,343 shares of common stock issued outstanding and there were no shares of preferred stock that were issued and outstanding. As a result of the Reverse Stock Split, there are approximately 576,674 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power remained virtually unchanged except for minor changes and adjustments resulting from rounding fractional shares into whole shares.

As of immediately after the effectiveness of the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power as of immediately before the effectiveness of the Reverse Stock Split remained virtually unchanged except for any immaterial changes and adjustments that resulted from rounding fractional shares into whole shares. The Reverse Stock Split did not alter the par value of the common stock or result in a change of the total number of authorized shares of common stock. Except for any stockholders who received a whole share in lieu of a fractional share as a result of the Reverse Stock Split, the Reverse Stock Split affected all stockholders uniformly. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

As indicated above, all options, warrants and convertible securities of the Company outstanding, if any, immediately prior to the Reverse Stock Split were appropriately adjusted as a result of the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. filed with the Secretary of State of the State of Delaware on November 15, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024	Signing Day Sports, Inc.

/s/ Daniel Nelson
	Name:	Daniel Nelson
	Title:	Chief Executive Officer

3